As Filed with the Securities And Exchange Commission on January 4, 2008
Registration No. 333-108309

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DOBSON COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1513309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5565 Glenridge Connector
Atlanta, Georgia 30342
(404) 236-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Corporation Service Company
115 S.W. 89th Street
Oklahoma City, Oklahoma 73139
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code of agent for service)

REMOVAL OF SHARES FROM REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-108309), filed with the Securities and Exchange Commission as amended on September 17, 2003 (the “Registration Statement”), of Dobson Communications Corporation (“Dobson”).
     Dobson entered into an Agreement and Plan of Merger, dated as of June 29, 2007 (the “Merger Agreement”), by and among AT&T Inc., a Delaware corporation (“Parent”), Alpine Merger Sub Inc., an Oklahoma corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and Dobson, pursuant to which, among other things, Merger Sub would merge with and into Dobson, the separate corporate existence of Merger Sub would cease, and Dobson would continue as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).
     The Merger became effective on November 15, 2007.
     In connection with the closing of the Merger, Dobson hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 4, 2008.

DOBSON COMMUNICATIONS CORPORATION (Registrant)
By:	/s/ PETER A. RITCHER
Name:	Peter A. Ritcher
Title:	Chief Financial Officer

Date:	January 4, 2008

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on January 4, 2008.

Name	Title
/s/ RALPH DE LA VEGA Ralph de la Vega	President and Director (Principal Executive Officer)
/s/ PETER A. RITCHER Peter A. Ritcher	Chief Financial Officer (Principal Financial Officer)
/s/ GREGORY T. HALL Gregory T. Hall	Vice President and Controller (Principal Accounting Officer)
/s/ JOAQUIN R. CARBONELL Joaquin R. Carbonell	Director
/s/ PAUL ROTH Paul Roth	Director